UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2014 (January 14, 2014)

THE SERVICEMASTER COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-14762	90-1036521
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As disclosed below, on January 14, 2014, The ServiceMaster Company, LLC, a Delaware limited liability company (“ServiceMaster”), became the successor issuer to the company formerly known as The ServiceMaster Company, a Delaware corporation (“Old ServiceMaster”).

Item 8.01              Other Events.

On January 14, 2014, ServiceMaster Global Holdings, Inc. (“Holdings”), the indirect parent corporation of ServiceMaster, completed the previously announced separation transaction (the “Transaction”) resulting in the spin-off of the assets and certain liabilities of the business that comprises the lawn, tree and shrub care services previously conducted by ServiceMaster primarily under the TruGreen brand name through a tax-free, pro rata dividend to the stockholders of Holdings.  Pursuant to an agreement and plan of merger entered into by ServiceMaster and Old ServiceMaster in connection with the Transaction, on January 14, 2014, Old ServiceMaster was merged with and into ServiceMaster, with ServiceMaster continuing as the surviving entity in such merger (the “Merger”).  As a result of the Merger, ServiceMaster became the successor issuer to Old ServiceMaster pursuant to Rule 15d-5 of the Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2014	THE SERVICEMASTER COMPANY, LLC

	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer